UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2024

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
10368 Westmoor Dr, Westminster, CO 80021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 887-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.
As previously disclosed, Trimble Inc. (the “Company”) intends to hold its 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) at 10:00 a.m. Mountain time on Monday, September 30, 2024 and solely by means of remote communication.
As of today, the previously disclosed assessment of the impacts related to the Company’s internal controls over financial reporting by management and Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, is progressing, and all parties continue to work diligently to finish the assessment as soon as practicable. EY has been performing and continues to perform incremental audit procedures responsive to the identified material weaknesses.
Based on the work to date, management has not identified any errors that would result in a restatement to the consolidated financial statements for the periods presented in the Annual Report on Form 10-K (the “Form 10-K”), originally filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2024 and provided to the Company’s stockholders concurrently with the Notice of Annual Meeting of Stockholders and Proxy Statement on Schedule 14A filed with the SEC on April 16, 2024, or for any previously released financial results. Furthermore, EY has not withdrawn its audit report on the financial statements included in the Form 10-K.
As a result, the Company will proceed with reconvening the 2024 Annual Meeting as scheduled at 10:00 a.m. Mountain time on Monday, September 30, 2024. The Company plans to file its amended Form 10-K with the SEC as soon as practicable once EY’s work is complete following the 2024 Annual Meeting.
The amended Form 10-K is expected to include certain updated disclosures in Part II, Item 9A, “Controls and Procedures” relating to (i) the design and execution of certain information technology (“IT”) general controls, IT applications, and other controls that support the Company’s financial reporting processes, including revenue-related systems and processes, and (ii) the design and execution of monitoring controls related to standard pricing and discounting.
Management, with the oversight of the Audit Committee of the Board of Directors of the Company, has been taking actions to remediate the material weaknesses and implementing additional processes and controls to address the underlying causes. The Company is committed to continuing to improve its internal control processes and will continue to review, optimize, and enhance its financial reporting controls and procedures.
Forward-Looking Statements
Certain statements made in this document contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include statements regarding the timing and expectations regarding the Company’s 2024 Annual Meeting, as well as all statements that are not historical facts. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this Current Report due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to, the expected results of EY’s completion of its additional audit procedures and the risk that the completion and filing of the amended Form 10-K will take longer than expected. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the SEC, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company’s position as of the date of this Current Report. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Date: September 26, 2024	By:	/s/ Jennifer A. Allison
Jennifer A. Allison
General Counsel and Secretary